EXHIBIT 10.51




May 6, 1999

Mr. Gregory Moses
Mr. Paul Samuels
United American Healthcare Corporation
1155 Brewery Park Boulevard
Suite 200
Detroit, MI 48207-9998


RE:      AMENDMENT OF PROMISSORY NOTE AND AMENDMENT OF BUSINESS LOAN AGREEMENT

Gentlemen:

Reference is made to a Promissory Note dated September 1, 1998 in the principle amount of $20,944,205.00 ("Note") in favor of Michigan National Bank ("Bank") and executed by United American Healthcare Corporation, a Michigan corporation ("Borrower"). Borrower executed a Business Loan Agreement dated March 12, 1998, effective as of February 1, 1998, as amended by Amendment of Business Loan Agreement dated September 1, 1998 ("Amendment").

Borrower has requested, and Bank has agreed, to amend certain terms and conditions of the Note and Amendment. Therefore, the Bank and Borrower agree as follows:

AS TO THE NOTE:

I. Provision (6) is deleted in its entirety and the following substituted in its place: "as of September 1, 1999, the principal sum shall not exceed SIXTEEN MILLION SIX HUNDRED TWENTY SEVEN THOUSAND FOURTY NINE AND 67/100 DOLLARS ($16,627,049.67); or".

AS TO THE AMENDMENT:

i. Section B, ss. 3.A.1. is deleted in its entirety and the following substituted in its place: "Meet with Bank to establish financial covenants for a minimum net worth; debt service coverage ratio and maximum debt to worth ratio, prior to September 1, 1999"
ii. Section C, ss. 3.IV.C. is deleted in its entirety and the following substituted in its place: "By September 1, 1999, Bank's Commitment shall be permanently reduced to the lesser of the then outstanding principal balance or $16,627,049.67, plus;"
iii. Section C, ss. 3.IV.D. is deleted in its entirety and the following substituted in its place: "On or before June 30, 1999, Borrower will obtain or arrange for the return or cancellation of the existing Letter of Credit No.: LC-017478-DY, in the amount of $500,000.00 for the account of OmniCare Health Plan of Louisiana, listing Liberty Bank and Trust as the beneficiary, at which time Credit Advance capability will cease to exist."

United American Healthcare Corporation
May 6, 1999
Page 2 of 3


REPRESENTATIONS AND WARRANTIES

The Borrower hereby confirms to Bank the continuing truth and accuracy of all of the representations, warranties and agreements set forth in the following loan documents:

I.       Note
II.      Amendment
III.     Agreement for Direct Assignment of Note Payments dated
         September 1, 1998
IV.      Pledge Agreement dated September 1, 1998
V.       Security Agreement dated September 1, 1998

SCOPE OF AMENDMENTS

Except as expressly modified by this letter agreement, all of the terms, conditions and agreements of Borrower continue in full force and effect, unchanged and unmodified.

If Borrower is in agreement with the above amendments to the Note and Amendment, please have the original of this letter executed, dated, and returned directly to my attention. Capitalized terms not defined herein shall have the meanings given to them in the Note and other loan documents.

Notwithstanding the date of this letter or date of Borrower's acknowledgment and agreement, the terms of this letter shall be effective as of April 15, 1999, upon Bank's receipt of a fully executed original of this letter.

Signatures follow on the next page.

Sincerely,


Tony E. Kallsen
Asset Structuring Manager

United American Healthcare Corporation
May 6, 1999
Page 3 of 3



ACKNOWLEDMENT AND AGREEMENT OF BORROWERS

The undersigned Borrower hereby acknowledges and agrees to the terms and conditions, representations and warranties set forth in this letter agreement.


BORROWER:

UNITED AMERICAN HEALTHCARE CORPORATION,

By:
      -----------------------------------
      Gregory Moses
      Chief Operating Officer

And

By:
      -----------------------------------
      Paul G. Samuels
      Interim Chief Financial Officer

MNBNote9